Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Services to the Separate Account” in the ZALICO Variable Annuity Separate Account Statement of Additional Information, and “Experts” in the ZALICO Variable Annuity Separate Account Prospectus and Statement of Additional Information, to be dated on or about April 26, 2024, and each included in this Post-Effective Amendment No. 38 to the Registration Statement (Form N-4, File Nos. 333-22375 and 811-3199) under the Securities Act of 1933, and related Prospectus of ZALICO Variable Annuity Separate Account.

We also consent to the use of our reports (1) dated April 25, 2024, with respect to the statutory-basis financial statements of Zurich American Life Insurance Company and (2) dated April 25, 2024, with respect to the financial statements of each of the subaccounts within ZALICO Variable Annuity Separate Account, for each of the periods indicated in the appendix, included in this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, IL

April 26, 2024